Exhibit 99.1

VIASPACE Subsidiary Collaborates With Harvey Mudd College

Thursday September 8, 9:20 am ET

Direct Methanol Fuel Cell Corporation Sponsors Engineering Clinic

PASADENA, Calif., Sept. 8 /PRNewswire-FirstCall/ — VIASPACE Inc. (OTC Bulletin Board: VSPC — News), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, announced today that its subsidiary company Direct Methanol Fuel Cell Corporation (DMFCC) has become a sponsor of the Engineering Clinic program at Harvey Mudd College. The announcement was made by Dr. Carl Kukkonen, CEO of VIASPACE and DMFCC.

The Harvey Mudd College Engineering Clinic program engages a team of four students and a faculty advisor in solving real-world technical problems for corporate clients. The corporate sponsor retains rights to all intellectual property developed by the team.

DMFCC produces methanol fuel cartridges that provide the energy source for laptop computers and other portable electronic devices that will be powered by direct methanol fuel cells. The Harvey Mudd Clinic team will work on innovative approaches to fuel cartridges including safety and child resistance.

Fuel cells are expected to gain a substantial market share because they offer longer operating time as compared to current lithium ion batteries and may be instantaneously recharged by simply replacing the disposable fuel cartridge. Direct methanol fuel cells are being developed for these applications by companies such as Toshiba, NEC, Hitachi and Sanyo in Japan, and by Samsung in Korea.

“Harvey Mudd has some of the top engineering students in the world,” stated Dr. Kukkonen. “Our challenging Clinic project will give the students practical experience, and VIASPACE will benefit from their innovative designs for the next generation of fuel cell cartridges”

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.

VIASPACE is a diversified technology company with unparalleled knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security & public safety, information & computational technology, and RFID. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, contact Investor Relations at (888) 359-9558 or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

About Harvey Mudd College:

Harvey Mudd College, located in Claremont, California in suburban Los Angeles, was founded in 1955 in cooperation with the family of Harvey S. Mudd, a mining engineer and co-founder of one of the richest copper mines in the world. Harvey Mudd College, with a student body of just 700 students, has become a leader in science, mathematics and engineering education. Its mission is to educate undergraduate men and women in a demanding academic setting focusing on mathematics, science and engineering and to provide a rich background in humanities and social sciences. Harvey Mudd College is ranked in the top 20 small liberal arts colleges, and is listed as having one of the best undergraduate engineering programs in the nation.

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

ON BEHALF OF THE BOARD

VIASPACE Inc.

Dr. Carl Kukkonen, CEO